Exhibit 10.1

Contract #: LD201801006

LABOR CONTRACT

Employer(Party A): Fujian Province Lichen Management and Consulting Company Limited

Legal Representative (Authorized Representative): Ya Li Phone Number:

Company Address: B2306, Block B, Tower 3, Jinjiang Wanda Plaza Commercial Complex, 888 Century Avenue, Meiling Street, Jinjiang City, Fujian Province, People’s Republic of China

ZIP Code: 362000

Employee (Part B): Ya Li

Gender: Male Month/Year of Birth: August 1979

ID Number:

Mailing Address (or household register address):

Current Address：

Contact:                       E-mail Address：

Emergency contact and contact information:

In accordance with “The Labor Contract Law of the People’s Republic of China” and other laws, regulations, and rules, both parties shall adhere to the principles of equality, voluntariness and consensus, and will sign this labor contract and jointly abide by the terms listed.

I.	CONTRACT PERIOD AND PROBATION PERIOD

A.	Contract Period

Both Party A and Party B choose the No. 1 form below to determine the term of this contract:

☑   1. Fixed period: from January 19, 2018 to January 18, 2023.

☐  2. No fixed period: from ____/____ to the time when the statutory or termination conditions agreed in this contract appear.

☐  3. Period by task: From ____/____ to the time a certain task completed.

The above-mentioned contract period can be changed by mutual agreement or in accordance with the conditions agreed in this contract.

B.	Probation Period

1.	The probation period of this contract is from ____/____ to ____/____. If Party B has passed the assessment by Party A, the probation period will expire and Party B will be hired.

2.	During the probation period, regardless of whether Party B meets the above requirements, as long as one of the following circumstances occurs, Party A has the right to regard it as not meeting the hiring criteria:

1)	Providing false identity certificates, academic qualifications, degrees, technical qualifications and other documents, materials, and certificates;

2)	Concealing medical records, suffering from mental illness or other illnesses (including new illnesses and onset of existing illnesses), female employees became pregnant before onboarding but did not inform Party A before onboarding;

3)	Concealing other labor relations that still exist or have not been terminated, or have confidentiality obligations or non-compete clause obligations to the original employer, but have not notified Party A prior to employment;

4)	Unable to complete the tasks, unable to reach the work goal or unable to pass the probation period performance assessment, earning ____/____ evaluation points or above;

5)	Being clearly not eligible for employment according to company policy;

6)	Unable to attend work for reasons other than work-related injuries;

7)	Refusing to complete tasks assigned by the supervisor.

3.	Based on Party B’s performance during the probation period, Party A has the right to end the probation period before the expiration of the probation period and formally hire Party B. In this case, the expiration date of the probation period shall be the date when Party A notified Party B of the formal employment.

4.	The probation period is included in the term of the labor contract.

II.	RESPONSIBILITIES AND WORK LOCATION

A.	Position and Responsibilities

1.	According to Party A’s work demand at the time of signing this contract and Party B’s own criteria, Party B shall be employed for the position as CEO.

2.	For details of the work tasks or responsibilities of the aforementioned positions of Party B, please refer to: “Job Description” and other work tasks or responsibilities assigned by Party A to Party B. According to the requirements of job responsibilities, Party B shall use all its time and energy to complete the tasks assigned by Party A within the specified working hours. After signing this contract with Party A, it shall not be employed by other companies or individuals at the same time. Only when Party A assigns or obtains Party A’s consent, can Party B engage in part-time activities in other employers, including full-time, part-time, commission, agency, or any other forms of labor relations.

3.	Party B has fully understood the responsibilities and requirements of the aforementioned positions, and promised to earnestly perform the responsibilities of the position, complete the specified tasks up to quality, quantity and on time, cherish Party A’s reputation, safeguard Party A’s interests, and protect Party A’s secrets.

B.	Occupational Hazard Notification

According to Party A’s notification before signing the contract, Party B has known that the position it is engaged is (select with √):

☑   1. Without occupational hazards

☐  2. With occupational hazards

C.	Work Location

The work location of Party B is: Jinjiang City, Fujian Province (including all districts and counties under the network).

D.	Position and Work Location Adjustment

1.	In view of Party A’s implementation of the separation of job and employment system, Party A can adjust Party B’s job position in accordance with work needs or changes in job responsibilities and Party B’s performance. Party B needs to agree to and obey Party A’s job position including salary adjustments. If Party B refuses to comply with Party A’s arrangements and adjustments without statutory or legitimate reasons, it is deemed that Party B has seriously violated this contract and rules and regulations, and Party A has the right to take measures and even terminate this contract in accordance with this contract and/or company public announcement, without paying any economic compensation to Party B.

2.	Changes within the geographical scope agreed in the above item C. shall not be regarded as changes in the work location, and Party B shall obey Party A’s arrangements and adjustments.

III.	WORKING HOURS, VACATION AND PERSONAL LEAVE

A.	Working Hours

Party B’s position implements the No. 1 working hour system as follows: (Note: The implementation of no. 2 & 3 types of working hour system must be approved by the labor administrative department in accordance with the law.)

☑ 1. Standard working hours

☐    2. Combined working hours

☐    3. Irregular working hours

Party A formulates the employee’s working hours, vacation and personal leave system in accordance with the law; Party B must abide by the working hours, vacation and personal leave system and commute to and from work in accordance with the regulations

B.	Overtime

1.	Party A does not encourage employees to work overtime, but due to business needs, Party A can extend working hours and arrange for Party B to work overtime.

2.	In cases that overtime is firmly required, Party B shall submit a written application to the superior, stating the reason and time of the overtime, and it shall be deemed to be working overtime after approval. Overtime hours are subject to the actual time, and overtime compensation is subject to Party A’s relevant regulations. Party B cannot decide to work overtime on its own. It must be arranged by the superior or reported to the superior for approval in accordance with the procedures, otherwise it will not be regarded as overtime.

C.	Vacation and Personal Leave

1.	During the employment period, Party B shall have paid holidays such as statutory holidays as stipulated by the government; due to work-related injuries or occupational diseases, illnesses or non-work-related injuries, they shall be entitled to medical treatment period and corresponding treatment in accordance with the law.

2.	Party B’s working hours are in accordance with Party A’s rules and regulations. Party A can arrange for Party B to work on Saturdays and Sundays if necessary. Those who work on Saturdays and Sundays will not be considered as overtime work. Party A may arrange other time for Party B’s weekly rest days, and Party B agrees with this.

D.	Personal Leave

1.	If Party B needs to take personal leave under special circumstances during its working period, Party B must write a leave slip in advance, which will take effect after being reviewed by Party B’s superior and signed and approved. After Party A’s approval, Party B’s full salary will be deducted based on the actual number of days of leave taken.

2.	If Party B asks for personal leave without the approval of Party A or leaves the job without asking for leave, it shall be treated as Party B’s absenteeism. If the consecutive absenteeism exceeds two days, or the cumulative absenteeism within one year exceeds five days, Party A shall have the right to delist Party B and terminate the labor contract, and Party B shall not be entitled to any economic compensation.

IV.	WAGES AND SOCIAL INSURANCE

A.	Wages

If Party B provides normal labor during the legal working hours or the working hours stipulated in the labor contract, Party A shall pay Party B’s wages in accordance with the wage standards stipulated in the labor contract. Party B’s available wages include: ☐  Basic salary; ☐  Post salary; ☐ Performance bonus; ☐ Others: non-competition compensation. Bonuses, allowances, subsidies or welfare fees shall be implemented in accordance with the distribution system formulated by Party A.

B.	Wages Calculation Method

The wage standard takes the No.   1   form below:

☐  1. Standard monthly salary

The wages include the basic salary 60,000RMB and the performance salary ___/__ RMB; the probation period salary payment and performance evaluation standards are subject to the company’s relevant regulations.

☐  2. Monthly salary for special positions

The wages include the basic salary ___/__ RMB, the performance salary ___/__ RMB and the non-competition compensation RMB; the probation period salary payment and performance evaluation standards are subject to the company’s relevant regulations.

☐  3. The two parties separately agree that wages shall be paid in accordance with the annual salary ___/__  RMB or other / forms.

C.	Wages Adjustment

In view of Party A’s implementation of the job-employment separation system, Party B agrees to implement a job-changing and salary-changing system, that is, Party B’s labor wages change within work location, job position, and job responsibilities, and is adjusted accordingly in accordance with Party A’s wages system.

D.	Payment

1.	Party A will pay Party B’s previous monthly salary in RMB on the 15th of each month through cash, bank transfer, or remittance, etc.

The bank account number designated by Party B is:

Bank name and branch: Industrial and Commercial Bank of China, Jinjiang Xinhua Street

2.	If Party A is indeed unable to pay workers’ wages due to business difficulties and capital turnover, under the premise of guaranteeing Party B’s basic living conditions, it may postpone the payment after reaching a consensus with the company’s labor union or worker representatives and forming a written agreement. The maximum extension shall not exceed 30 days.

3.	If Party B disagrees with the salary paid by Party A, it shall submit a written submission to Party A within 3 days from the date of salary settlement, and it shall be deemed as no disagreement if there’s no submission within the time.

4.	If Party A underpays Party B’s wages due to unclear wage calculation standards or improper calculation methods, or Party B refuses to receive it, or the bank account transfer or remittance provided by Party B is returned, Party A shall not be deemed to be in unprovoked arrears or wages deduction.

E.	Wages Deduction

1.	If Party B violates Party A’s rules and regulations and causes Party B to cause economic losses to Party A, Party A may demand compensation for the economic losses and direct deductions from Party B’s wages. However, the monthly deduction shall not exceed 20% of Party B’s monthly salary. If the remaining salary after deduction is lower than the local monthly minimum wage standard, it will be paid according to the minimum wage standard.

2.	The personal income tax payable by Party B and the social insurance expenses that shall be borne by the individual in accordance with the law shall be borne by the person himself, and shall be withheld by Party A in the period of salary payment.

F.	Social Insurance

Social insurance is carried out in accordance with the provisions of the State and the relevant policies.

V.	RULES AND REGULATIONS

A.	The Formulation and Compliance of Rules and Regulations

1.	Party A formulates and improves various rules and regulations and labor disciplines in accordance with the relevant provisions of the government (including but not limited to employee manuals, job responsibilities, attendance system, performance appraisal system, training agreement, confidentiality agreement, safety guidelines, labor contract management, wage management, employee rewards and punishments, and other labor management systems).

2.	Party A shall manage Party B in accordance with national laws and regulations and Party A’s rules and regulations. If Party B violates the rules and labor discipline, Party A has the right to impose sanctions, terminate the labor contract, and pursue other responsibilities in accordance with laws, rules and regulations.

3.	The fine to be imposed by Party A on Party B’s violation of rules and regulations and labor discipline shall be determined by Party A accordingly. Party A may implement downgrade punishment according to the circumstances of Party B and the rules and regulations of the company.

B.	Violation of Rules and Regulations

1.	If Party B commits one of the following acts, it shall be deemed that Party B has seriously violated the rules and regulations, and Party A shall have the right to impose sanctions in accordance with the rules and regulations, labor disciplines, laws and regulations, until the labor contract is terminated

1)	Violating labor discipline, leaving early without reason, absent from work, having passive idleness, failing to complete work tasks, often (referring to accumulatively more than 3 times in a month) late without reason；

2)	Disobedience to work assignments, transfers and commands without justified reasons, or being unreasonable, gathering crowds to make trouble, fighting, and affecting work and social order；

3)	Behaving in violation of law and discipline；

4)	Conducting actions listed in the company rules and regulations that would lead to labor contract termination;

5)	Committed other serious mistakes；

6)	Violation of any other regulations under the company rules and regulations.

2.	If Party B’s illegal acts or bad social behaviors cause great damage to Party A’s image, Party A may impose corresponding sanctions on Party B in accordance with the company’s rules and regulations until the labor contract is terminated.

3.	If Party B seriously violates laws, regulations and Party A’s labor discipline, rules and regulations and causes losses to Party A, it shall be liable for compensation within its scope of responsibility. Party A has the right to directly deduct the remuneration due to Party B according to law, and Party A has the right to request Party B to pay for the insufficient amount.

4.	Other matters shall be implemented in accordance with Party A’s rules and regulations.

5.	If Party A terminates the labor contract in accordance with the foregoing items 1-4 of this paragraph, it does not need to pay Party B the economic compensation or compensation for the termination of the labor contract.

VI.	IMPLEMENTATION AND CHANGE OF THE LABOR CONTRACT

A.	Implementation

Both Party A and Party B shall fully implement their respective obligations in accordance with the provisions of the labor contract.

B.	Negotiable Change

Party A and Party B may change the provisions agreed in the labor contract in accordance with the conditions agreed in this contract or after consultation. Any changes in the labor contracts should be in writing.

The change of the labor contract (including but not limited to the change of the contract period or the automatic renewal after the expiration) is only an adjustment of the content of the original contract, does not constitute a suspension or cancellation of the original contract, and does not constitute the formation of a new contract.

C.	Non-change Matters

For cases of Party A adjusts Party B’s job position, responsibilities, work location and correspondingly adjusts Party B’s labor remuneration in accordance with the provisions of this contract, it is considered a normal implementation of the labor contract and does not cause any changes to the labor contract.

VII.	RESCISSION, TERMINATION AND RENEWAL OF LABOR CONTRACT

A.	Rescission After Negotiation

Within an agreement between both parties, the labor contract can be rescinded.

B.	Rescission by Party A

If any of the following circumstances occurred to Party B, Party A can Rescind the labor contract at any time, and does not need to pay economic compensation or compensation for the termination of the labor contract:

1)	Is proven not to reach the hiring criteria during probation period;

2)	Conduct serious violation of Party A’s rules and regulations；

3)	Conduct serious dereliction of duty, malpractice for private purposes, causing significant damage to Party A;

4)	Party B has established labor relations or other part-time relations with other employers at the same time, which causes a serious impact on completing work tasks for Party A, or it refuses to make changes upon request of Party A;

5)	The labor contract got invalid due to Party B’s fault;

6)	Being investigated for criminal responsibility (including probation) in accordance with the law or under re-education through labor;

7)	Refusing to obey Party A’s job adjustments and work arrangements;

8)	Violation of the agreement on confidentiality in this contract；

9)	Using fraud, coercion or taking advantage of others’ difficulties to make Party A sign or change the labor contract against its true intentions;

10)	Providing false certificates, false statements, incomplete or untrue information or supporting documents when applying for employment or during he labor contract period;

11)	Violation of this labor contract and causing serious losses to Party A;

12)	Owning an improper life style and are subject to public security penalties, which have a serious adverse effect on the image of the employer; or has been seriously disrupt the order of Party A’s production and work, and undergoes with a sanction by Party A;

13)	Other circumstances stipulated by laws, regulations, and Party A’s company rules.

C.	Contract Termination

In any of the following circumstances, the labor contract shall be terminated:

1.	The labor contract time period is expired；

2.	Party B begins to receive basic pension insurance benefits in accordance with the law, or reaches the statutory retirement age;

3.	Party B has passed away, or is declared dead or missing by the people’s court;

4.	Party A is declared bankrupt according to law;

5.	Party A has its business license revoked, ordered to close down, or makes the decision to cancel the business or to dissolve early;

6.	Other circumstances stipulated by laws and administrative regulations.

D.	Contract Expiration and Extension

1.	When the term of this labor contract expires, both parties have the right to choose whether to renew the contract. Party B shall inform Party A in writing of its intention to renew the labor contract 30 days before the expiration of the labor contract. If Party B has not clearly informed Party A of the renewal of the labor contract by the end of the contract, it shall be deemed that Party B does not agree to the original agreement and would not renew the contract with the given conditions.

2.	After the expiration of this labor contract, if both parties agree to renew the labor contract after negotiation, they can sign another written labor contract. If the two parties fail to sign a new written contract, or if Party B continues to work for Party A after the expiration of the labor contract, and Party A does not raise an objection, it will be deemed that both parties agree to continue to perform according to the original contract and the original labor contract will be automatically extended for one year or a time limit specified by Party A (in case of conflict between the two, the time limit specified by Party A shall prevail). The number of postponements stipulated in this clause is unlimited until Party A notify a termination time. In this case, it should be considered as a modification of the original contract period, that is, the continuation of the contract period. It shall not be interpreted as the absence of a labor contract between the two parties, nor shall it be interpreted as a new contract between the two parties.

3.	The above two clauses can coexist. If there is a conflict between the two, the second case shall be applied first.

E.	Temporary Suspension of the Labor Contract

If Party B is held for review, detention, or arrest by relevant agencies for suspected violations or crimes, or temporarily loses personal freedom and fails to provide labor for other reasons, Party A may temporarily suspend the performance of the labor contract with Party B during the period when Party B’s personal freedom is restricted. During the temporary suspension, Party A does not hold the obligations such as payment of remuneration stipulated in the labor contract, and can apply for the social insurance account suspension/seal procedure, and this period will not be included in Party B’s working time with Party A. If Party B was proved that it has been wrongly restricted in personal freedom, it may, in accordance with law, seek compensation from the relevant departments for the loss of Party B during the period of suspension of the performance of the labor contract.

VIII.	SPECIAL AGREEMENT

A.	Statement and Guarantee by Party B

1.	Party B guarantees that it has terminated the labor relationship with other employers at the time when signing the contract with Party A. Otherwise, Party A has the right to terminate this contract and does not need to pay economic compensation. If Party A is prosecuted by Party B’s original employer due to Party B’s fault, Party B shall compensate Party A for all losses suffered as a result.

2.	Party B guarantees that the various documents provided to Party A are true, legal and valid, and the statements made are true, complete and unreserved. If Party B provides false identity certificates or other information, conceals important information or other fraudulent acts, it shall compensate Party A for all losses, including but not limited to any form of compensation that Party A has undertaken and should bear (including but not limited to work injury insurance, compensation for work-related injuries, compensation for personal injury, etc.), the available benefits that Party A deserves but cannot obtain (including but not limited to insurance claims, etc.), and various losses after the labor contract is deemed invalid. For the above losses suffered by Party A, Party A has the right to recover from Party B or directly offset it, and terminate the labor contract or labor relationship at any time without economic compensation. Party B shall bear all losses by itself and has no right to claim the corresponding treatment in the labor law and various rights in the civil law.

B.	Work Maintenance Before Resignation

Regardless of the reason for canceling or terminating this contract, Party B shall, in accordance with Party A’s relevant rules and regulations, go through relevant procedures at Party A’s for the cancelation or termination of the labor contract within 5 days of the termination or termination of this contract (including certificate of termination of the labor contract issuance, archives and social security relations transfers, etc).

C.	The Handover of Work

Regardless of the reason for cancellation or termination of this contract, Party B shall complete the handover of work in accordance with Party A’s regulations, and also need to go through the transfer and return procedures of loan certificates, documents, and property. In case of loss or damage, compensation shall be made at the original price, and the compensation shall be deducted from wages or economic compensation (not to be regarded as a deduction of wages), and Party B shall pay the shortfall separately. Party B shall be liable for compensation if it does not comply with the regulations and causes losses to Party A. Only after the aforementioned handover procedures are completed, Party A will start to pay the economic compensation, and the actual payment will be made after deduction of the amount owed by Party B and the amount of compensation.

D.	Ownership of Intellectual Property Rights

Party B confirms: During the validity period of this contract, due to Party B’s position in Party A, Party B may have access to a large number of Party A’s trade secrets (including business secrets and technical secrets) and other intellectual property rights, regardless of the time and place Party B forms the copyrights, trademark rights, patent rights, non-patent technology rights, discoveries, inventions, ideas and other rights that are the same or similar to or related to Party A’s business scope, are all duty activities, and the rights belong to Party A. The determination of the ownership of the work completed by Party B since Party A’s resignation shall be carried out in accordance with relevant laws and regulations.

IX.	OTHER AGREEMENTS

A.	Previous Agreements

All labor contracts signed by both parties before (including agreements specifically for training, trade secret protection, competition restriction, house purchase and other individual matters), if they are inconsistent with this contract, this contract shall prevail. If there is no conflict, it still maintains its validity during its validity period.

B.	Annexes to the Contract

1.	Agreements related to the labor contract, such as the confidentiality and non-competition agreement separately signed by both parties, are an integral part of this contract.

2.	The various rules and regulations (including but not limited to employee manuals, job responsibilities, training agreements, confidentiality agreements, safety guidelines, etc.) that Party A publishes in the company are the main annexes of the contract and have the same effect as this contract. Party B should be strictly follow them.

C.	Contact Information

1.	If Party B changes the communication contact location, it shall notify Party A in writing within seven days. Otherwise, any notices and documents shall be subject to the communication contact location recorded by Party B in this contract. The consequences of the inability to contact due to the unknown communication address of Party B would be taken by Party B itself.

2.	In addition to the aforementioned methods, Party A also has the right to to publish announcements, notices, statements in newspapers, or send emails to Party B’s email address for information delivery or notification.

3.	Party B agrees to authorize the “emergency contact person” written at the beginning of this contract to act as the delegate of Party B when it is in a state of contact barriers. The delegate has the right to accept settlement, mediation, sign and collect relevant documents, and collect money and property on its behalf without going through another authorization procedures.

D.	Others

X.	ADDITIONAL TERMS OF CONDITIONS

A.	Matters Not Mentioned Herein

Matters not covered in the contract shall be implemented in accordance with current labor laws and regulations. If there are no relevant regulations, it can be negotiated and determined by both parties.

B.	Effective Conditions

This contract will become effective after Party A’s signature and seal, and Party B’s signature. Any alteration or counterfeiting in this contract is invalid.

C.	Contract Copies

1.	This contract is in duplicate, with each party holding one copy, with the same legal effect

2.	If verification and filing is required, one more copy shall be submitted to the labor administrative department where Party A is located for verification and filing.

(The remainder of this page is intentionally left blank.)

Party A: Fujian Province Lichen Management and Consulting Company Limited

Legal Representative (or authorized representative): Ya Li

January 19th, 2018

Party B: Ya Li

January 19th, 2018